UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2019

Apptio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37885	26-1175252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 NE 8th Street, Suite 600

Bellevue, WA 98004

(Address of principal executive offices, including zip code)

(866) 470-0320

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On January 10, 2019, pursuant to the terms of an Agreement and Plan of Merger, dated as of November 9, 2018 (the “Merger Agreement”), by and among Bellevue Parent, LLC, a Delaware limited liability company (“Parent”), Bellevue Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Apptio, Inc.(“Apptio” or the “Company”), Parent completed the merger, with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P., a Cayman Islands exempted limited partnership. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)

share of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) was cancelled and extinguished, and automatically converted into the right to receive cash in an amount equal to $38.00, without interest thereon (the “Per Share Price”);

(ii)

Company Option, Company RSU, and Company PSU that was unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such Vested Award, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price), subject to any required withholding of taxes; and

(iii)

Company Option, Company RSU, and Company PSU that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that was not a Vested Award (each, an “Unvested Award”) was cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (1) the aggregate number of shares subject to such Unvested Award (which, for each Company PSU, is 100% of the number of shares subject to the Company PSU that become eligible to vest upon measurement, by the Company Board or its Compensation Committee on or before the Closing Date, of actual performance achieved against the relevant performance criteria under the applicable Company PSU agreement) multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price) subject to any required withholding of taxes (the “Cash Replacement Amounts”), which Cash Replacement Amounts will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time as the Unvested Award for which such Cash Replacement Amounts were exchanged would have vested pursuant to its terms, with all Cash Replacement Amounts having the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the Unvested Awards for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes. For the avoidance of doubt, any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Price were cancelled immediately upon the Effective Time without payment or consideration.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“Nasdaq”) on January 10, 2019 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

ITEM 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

ITEM 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 and Item 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $1.94 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from Vista Equity Partners Fund VI, L.P., the Company’s cash on hand, and the proceeds received in connection with debt financing pursuant to a $600 million senior secured term loan under the Credit Agreement, dated as of January 10, 2019, by and among Parent, Merger Sub, the Company, certain domestic subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Golub Capital Markets LLC, as administrative agent and collateral agent.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Brian N. Sheth, Maneet S. Saroya and John Stalder. Sachin Gupta, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. The following persons, who were directors of the Company prior to the completion of the Merger, are no longer directors of the Company: Tom Bogan, Rebecca Jacoby, Peter Klein, John McAdam, Matt McIlwain, Kathleen Phillips and Rajeev Singh.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company: Brian N. Sheth, Maneet S. Saroya and John Stalder. Sachin Gupta, Kurt Shintaffer, Lawrence Blasko, Christopher Pick and John Morrow, who were officers of the Company immediately prior to the Merger, will continue to be officers of the Company.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

ITEM 8.01 Other Events.

On January 10, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Apptio, Inc.

3.2	Amended and Restated Bylaws of Apptio, Inc.

99.1	Press Release of Apptio, Inc. dated January 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTIO, INC.

By:	/s/ John Morrow
John Morrow EVP, Corporate Development, General Counsel and Secretary

Date: January 10, 2019